SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2005

SECURITY BANK CORPORATION

(Exact name of Registrant as Specified in Charter)

Georgia	000-23261	58-2107916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4219 Forsyth Road, Macon, Georgia 31210

(Address of Principal Executive Offices)

(478) 722-6200

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On February 9, 2005, representatives of Security Bank Corporation (“SBKC”) made a presentation to analysts and investors using slides containing the information attached to this Form 8-K as Exhibit 99.

Item 8.01 Other Events

SBKC’s proposed acquisition of SouthBank, which is among the matters addressed in the attached presentation, will be submitted to SouthBank’s shareholders for their consideration, and SBKC will file a registration statement, which will include a proxy statement/prospectus and other relevant documents concerning the proposed transaction, with the SEC. You are urged to read the registration statement, any other relevant documents filed with the SEC, and any amendments or supplements to those documents when they become available because they will contain important information. You will be able to obtain a free copy of the registration statement, as well as other filings containing information about SBKC, at the SEC’s website at www.sec.gov. Copies of the registration statement and the SEC filings that will be incorporated by reference in the registration statement can also be obtained, without charge, by directing a request to Security Bank Corporation, 4219 Forsyth Road, Macon, Georgia 31210, Attn: Chief Financial Officer.

Item 9.01 Exhibits

Exhibit 99: Investor presentation dated February 9, 2005

The foregoing exhibit is furnished, and not “filed,” for purposes of determining liability under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SECURITY BANK CORPORATION

DATE: February 9, 2005	By:	/s/ H. Averett Walker
H. Averett Walker
President and Chief Executive Officer

Exhibit Index

Exhibit	Description
99	Investor presentation dated February 9, 2005